UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2015

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 17, 2015, the Board of Directors of the Federal Home Loan Bank of New York ("Bank") approved amendments to Section C 9 of the Bank’s Code of Business Conduct and Ethics (the "Code"). The amendments were adopted to help ensure compliance with the Federal Housing Finance Agency’s new governance regulation, which at 12 CFR 1239.10(a) specifically provides in pertinent part that the Code "… shall include provisions applicable to the regulated entity’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, that are reasonably designed to promote full, fair, accurate, and understandable disclosure in reports and other documents filed with the Securities and Exchange Commission and in other public communications reporting on the entity’s financial condition."

The foregoing summary of the amendments is qualified in its entirety by reference to the full text of the Code as amended and restated, a copy of which will be attached to the Bank’s Annual Report on Form 10-K for the year 2015, which will be the next scheduled filing of the Bank.

The Code in general applies to all of the FHLBNY’s officers, directors and employees. The Code will be posted in the Corporate Governance section of the FHLBNY’s website at www.fhlbny.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 22, 2015	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer